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                                                                 EXHIBIT 10.8

                                  Attachment 5

                           SOFTWARE LICENSE AGREEMENT

                         interWAVE COMMUNICATIONS, INC.

                                        &

                          BLUE SKY COMMUNICATIONS, INC.

         This Software License Agreement (hereinafter referred to as "Agreement") is made and entered into as of the 27th day of September 2000 (hereinafter referred to as "Effective Date"), between the parties, interWAVE Communications, Inc., a company incorporated under the laws of Delaware, whose registered office is 312 Constitution Drive, Menlo Park, CA 94025, (herein referred to as "LICENSOR") and Blue Sky Communications, Inc., a company duly incorporated in Georgia, and having its registered office at 100 North Point Center East, Suite 300, Alpharetta, GA 30022 (hereinafter referred to as "LICENSEE").

                                    RECITALS

         WHEREAS, LICENSOR is a manufacturer and supplier of telecommunications equipment and related Software Products and has developed certain software, know-how and secret and confidential information relating thereto;

         WHEREAS, LICENSOR and LICENSEE have entered into that Master GSM Products Supply Agreement of even date herewith, pursuant to which LICENSOR has agreed to furnish certain telecommunications equipment, software, services and products to LICENSEE (the " Supply Agreement");

         WHEREAS, LICENSEE desires to use LICENSOR's Software Products for use with equipment approved by LICENSOR,

         NOW, THEREFORE, in consideration of the covenants, terms and conditions hereinafter set forth, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 "Software Product" means the computer programs identified by Software Product name in Schedule A, together with all related Documentation, Updates and Releases. LICENSOR may amend Schedule A from time to time by issuing new price lists, to delete discontinued Software Products, to add new Software Products, or to otherwise change Schedule A, subject to the conditions on price increases stated in the Supply Agreement, paragraph 2.2.

         1.2 "Single Machine Use" means use of a Software Product only on a single Designated Machine.

         1.3 "Update" means any corrections or modifications, issued by LICENSOR for a Software Product and identified by LICENSOR as an "Update" in accordance with LICENSOR's procedure for software identification.


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         1.4  "Release" means any new releases or new versions issued by
LICENSOR for a Software Product and identified by LICENSOR as a "Release" in accordance with LICENSOR's procedure for software identification.

         1.5 "Designated Machine" means a machine marketed directly by LICENSOR or indirectly by others with the approval of LICENSOR and on which the Software Products are identified for use.

         1.6 "Designated Site" means the building location housing a Designated Machine connected in a LICENSEE's Network.

         1.7 All other capitalized terms used herein shall have the same meaning as ascribed to them in the Supply Agreement.

                                    SECTION 2

                                SOFTWARE LICENSE

         LICENSOR hereby grants to LICENSEE a personal non-exclusive, non-transferable (except as provided in Section 3.2) revocable license for the Single Machine Use of Software Products for which the single machine use fee has been paid for LICENSEE's own internal business purposes. For each unit of Software Product licensed hereunder, LICENSOR shall designate in writing to LICENSEE the Equipment upon, or in, which such Software Product is to be used.

                                    SECTION 3

                      SOFTWARE RESTRICTIONS AND LIMITATIONS

         3.1 This Agreement, the Software Products and any licenses and rights granted hereunder may not be sold, leased, assigned, sublicensed or otherwise transferred, in whole or in part, by LICENSEE except as provided in
Section 3.2 below.

         3.2  LICENSEE may relocate any Designated Machine, provided
LICENSEE promptly informs LICENSOR in writing of the subsequent location. If such location is outside the country for which the original license was granted, the LICENSEE must obtain approval from the LICENSOR and, if required, the relevant U.S. Government Export Agency regarding such relocation.

         3.3 LICENSEE may make and maintain a single backup copy of a Software Product during the term of this Agreement, provided that LICENSEE shall reproduce all copyright, trademark, confidential or other proprietary notices appearing thereon or contained therein.

         3.4 LICENSEE shall not disassemble, de-compile or reverse engineer any Software Product in any form or manner and, except as provided in Section 3.3, LICENSEE shall not duplicate any Software Product. Interface information necessary to achieve interoperability with the Software Product is available upon written request to LICENSOR and payment of any then current administration fee. There is no fee for interoperability information for Nortel equipment at the time of the making of this license.

         3.5 LICENSEE shall hold the Software Products in confidence and shall not disclose the Software Products to any person other than employees, contractors or consultants of LICENSEE for purposes specifically related to LICENSEE's licensed use of the Software Products. LICENSEE shall take appropriate steps by instruction, agreement, or otherwise to prevent unauthorized disclosure by its officers, agents, employees, contractors or consultants.


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                                    SECTION 4

                            SOFTWARE FEES AND PAYMENT

         4.1 Software Products delivered to LICENSEE by LICENSOR become licensed under this Agreement when the applicable license fee has been paid. LICENSOR reserves the right to change its fees for Software Products, subject to the conditions on price increases stated in the Supply Agreement, paragraph 2.2.

 .

         4.2 Payments under this agreement are due net thirty (30) days from the date of receipt of the Seller's invoice, as provided in the Supply Agreement, paragraph 7.1.

                                    SECTION 5

                                SOFTWARE WARRANTY

         5.1  LICENSOR warrants that:

              (i) Software Products licensed under this Agreement will perform in all material respects in accordance with the then-current published documentation for a period of twelve (12) months from the date of product compliance for the Products purchased by Purchaser, hereinafter referred to as "Warranty Period", and

              (ii) all firmware and Software provided by Licensor under the
                   Supply Agreement shall cause the Equipment and Products to perform in accordance with Specifications.

         5.2 During the Warranty Period, LICENSOR shall take all reasonable steps without charge to correct errors or defects in any Software Product and all corrections for errors or defects shall, at LICENSOR's election, be provided by LICENSOR to LICENSEE directly and incorporated in subsequent Updates from LICENSOR. This claim, 5.2 shall constitute LICENSOR's sole obligation and LICENSEE's sole remedy for breach of the warranty in Section 5.1.

         5.3 Any modifications or alteration of a Software Product without the approval of LICENSOR shall void LICENSOR's obligations under this Section 5 unless and until the Software Product is returned to its unaltered state.

         5.4 LICENSOR does not warrant that the Software Products will meet LICENSEE's requirements. LICENSOR does not warrant that the operation of the Software Products will be uninterrupted or error free.

         5.5 The provisions of Article 6 of the Supply Agreement are incorporated by reference herein.

         5.6  THE WARRANTIES SET FORTH IN THIS SECTION 5 ARE,
NOTWITHSTANDING ANY PROVISIONS IN THE SUPPLY AGREEMENT TO THE CONTRARY, IN ADDITION TO THE WARRANTIES PROVIDED IN THE SUPPLY AGREEMENT, AND ARE LIMITED BY THE LIMITATIONS IN THE SUPPLY AGREEMENT. THE WARRANTIES IN THE SUPPLY AGREEMENT REGARDING SOFTWARE PRODUCTS AND THE WARRANTIES IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO ANY SOFTWARE PRODUCT. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR OTHER TERMS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND THE


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WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY
EXCLUDED.

                                    SECTION 6

                     INTELLECTUAL PROPERTY RIGHTS AND AUDIT

         6.1 The Software Products are protected by copyright, trade secret and other rights. Except for the limited rights set out in Section 2, LICENSEE is receiving no title or other interest in the Software Products all of which shall remain vested in LICENSOR.

         6.2 Subject to ten days prior written notice LICENSEE shall permit the LICENSOR, or its authorized representatives reasonable access to any machine where the software is stored, for the purpose of enabling LICENSOR to audit the LICENSEE's use of the Software Product, provided that such access does not interfere with the conduct of LICENSEE's business. LICENSEE shall, at not cost to LICENSOR provide forthwith such assistance as LICENSOR may reasonably require to enable LICENSOR or its authorized representatives to audit LICENSEE's use of the Software.

                                   SECTION 7

                                  INFRINGEMENT

         7.1 INFRINGEMENT. Sections 10.3 through 10.6 of the Supply Agreement are incorporated by reference herein.


         7.2 NON-STANDARD SOFTWARE PRODUCTS OR USES. LICENSOR shall not be obligated to defend any suit or proceeding, or otherwise take any action, or be liable for any costs or damages, if the infringement arises out of (i) compliance with LICENSEE's instructions or specifications or any marking or branding applied at the request of LICENSEE, (ii) modification of Software Products other than by LICENSOR or not in accordance with LICENSOR's written instructions, (iii) use of Software Products for other than the purposes for which they were designed, or (iv) use of a release other than any of LICENSOR's releases during the past two years of the Software Product.

                                    SECTION 8

                            LIMITATIONS OF LIABILITY

         LICENSOR SHALL IN NO EVENT HAVE OBLIGATIONS OR LIABILITIES TO LICENSEE OR ANY OTHER PERSON IN CONTRACT TORT OR OTHERWISE, FOR CONSEQUENTIAL LOSS OR DAMAGE, HOWSOEVER ARISING. THIS SHALL INCLUDE WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE, LOSS OF DATA, LOSS OF OPPORTUNITY, OR INCIDENTAL, INDIRECT, SPECIAL DAMAGES, EVEN IF LICENSOR KNEW, SHOULD HAVE KNOWN OR HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

         THE LIMITATIONS OF LIABILITY IN THE SUPPLY AGREEMENT, PARAGRAPH 32, ARE INCORPORATED BY REFERENCE.

         NOTHING IN THIS AGREEMENT SHALL LIMIT LICENSOR'S LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM LICENSOR'S NEGLIGENCE.


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                                    SECTION 9

                              TERM AND TERMINATION

          9.1 This Agreement shall commence on the Effective Date and shall continue indefinitely until terminated by either party in accordance with this
Section 9.

          9.2 Either party may terminate this Agreement forthwith at any time by written notice if the other party: commits a material breach of this Agreement and fails to remedy it within ninety (90) days after receipt of written notice of such breach, which notice must describe the breach in reasonable detail; or becomes insolvent, bankrupt, or has a receiver, manager, administrative receiver or similar officer appointed over the whole or any part of its assets. In the event of termination for LICENSEE breach, all rights and license granted hereunder shall forthwith terminate and the LICENSEE shall immediately cease using and destroy all copies of the LICENSOR's Software.

          9.3 LICENSEE shall not be relieved of its obligation of confidentiality upon termination of this Agreement.

                                   SECTION 10

                                     GENERAL

         10.1 This Agreement is governed by California law and the parties submit to the non-exclusive jurisdiction of the state and federal courts in Santa Clara County, California. The parties agree to arbitration in San Francisco, California under the Rules of Judicial Arbitration and Mediation Service (JAMS) before a retired judge who is employed at JAMS.

         10.2 This Agreement constitutes the entire Agreement and understanding between the parties and supersedes all prior negotiations, representations or agreements, whether written or oral.

         10.3 This Agreement may be amended only by a written instrument signed by a duly authorized representative of the party to be bound.

         10.4 Failure by either party at any time to require performance by the other party or to claim breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

         10.5 If any part of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and conditions.

         10.6 The license granted under this Agreement may not be assigned without the consent of the LICENSOR, except in the event of a sale of all or substantially all of the assets of LICENSEE or a merger of LICENSEE. LICENSOR may assign this license in the event of a sale of all or substantially all of the assets of LICENSOR or a merger of LICENSOR.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their representatives being thereunto duly authorized.

FOR    INTERWAVE COMMUNICATIONS, INC.        FOR   BLUE SKY COMMUNICATIONS, INC.

By:                                          By:
   -----------------------------------           -------------------------------

Name:           Dr. Priscilla Lu             Name:   David Lasier
     ---------------------------------            -----------------------------
                  Print or Type                     Print or Type

Title:        Chief Executive Officer        Title:  Chief Executive Officer
      --------------------------------             ----------------------------


IN THE PRESENCE OF:                          IN THE PRESENCE OF:

By:                                          By:
   -----------------------------------           -------------------------------
Name:                                        Name:
     ---------------------------------            ------------------------------
                   Print or Type                              Print or Type

Date:                                        Date:
     ---------------------------------            ------------------------------

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                                   SCHEDULE A

         The Software Products are:

         1.     interWAVE WAVEXpress/BSS Software Release

         2.     interWAVE WAVEView/OSS Software Release

         3.     interWAVE WAVEXchange/NSS Software Release

         4.     interWAVE Craft PC Software Release

         5.     interWAVE Network in a Box-TM-, NIB Software Release

         All of these Software Products are provided under Single Machine Use Licenses only.